EXHIBIT 99.1

FOR IMMEDIATE RELEASE

AML COMMUNICATIONS ANNOUNCES ITS INVESTOR PRESENTATION IS AVAILABLE THROUGH THE COMPANY’S WEBSITE

CAMARILLO, Calif. – November 23, 2010 –AML Communications, Inc. (OTCBB:AMLJ), a designer, manufacturer and marketer of microelectronic assemblies for the defense industry, announced today the Company’s investor presentation has been uploaded to the Company’s website and is now ready for downloading through the website at http://www.amlj.com/ir.html.

About AML Communications
AML Communications is a designer, manufacturer, and marketer of microelectronic assemblies for the defense industry. Its key customers include Raytheon, Lockheed Martin, Northrop Grumman, L-3 Communications, BAE, and others. The Company’s extensive range of microwave products can be found in leading defense projects. For more information, visit www.amlj.com.

Forward-Looking Statements
This press release contains forward-looking statements made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, the Company’s views on future profitability, commercial revenues, market growth, capital requirements, new product introductions, and are generally identified by words such as ``thinks,’’ ``anticipates,’’ ``believes,’’ ``estimates,’’ ``expects,’’ ``intends,’’ ``plans,’’, “schedules”, and similar words. Forward-looking statements are not guarantees of future performance and are inherently subject to uncertainties and other factors which could cause actual results to differ materially from the forward-looking statements. These factors and uncertainties include: reductions or cancellations in orders from new or existing customers; success in the design of new products; the opportunity for future orders from domestic and international customers including, in particular defense customers; general economic conditions; the limited number of potential customers; variability in gross margins on new products; inability to deliver products as forecast; failure to acquire new customers; continued or new deterioration of business and economic conditions in the wireless communications industry; and intensely competitive industry conditions with increasing price competition. The Company refers interested persons to its most recent Annual Report on Form 10-K and its other SEC filings for a description of additional uncertainties and factors that may affect forward-looking statements. Forward-looking statements are based on information presently available to senior management, and the Company has not assumed any duty to update its forward-looking statements.

Contact:

Jacob Inbar
President and Chief Executive Officer
(805) 388-1345, Ext. 201